================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  November 8, 2001



                             PLAINS RESOURCES INC.
               (Exact name of registrant as specified in charter)



               DELAWARE                           13-2898764
        (State of Incorporation)     (I.R.S. Employer Identification No.)

                                    0-9808
                             (Commission File No.)


                          500 DALLAS STREET, SUITE 700
                              HOUSTON, TEXAS 77002
                    (Address of principal executive offices)
                                   (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 654-1414

================================================================================

ITEM 9.  REGULATION FD DISCLOSURE

       In accordance with General Instruction B.2.of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.


FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

  All statements, other than statements of historical fact, included in this report are forward-looking statements, including, but not limited to, statements identified by the words "anticipate," "believe," "estimate," "expect,"
"plan," "intend" and "forecast" and similar expressions and statements regarding our business strategy, plans and objectives of our management for future operations. These statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions. These statements, however, are subject to certain risks, uncertainties and assumptions, including, but not limited to:

 . uncertainties inherent in the exploration for and development and production of oil and gas and in estimating reserves;

 . unexpected future capital expenditures (including the amount and nature thereof);

 .  impact of crude oil price fluctuations;

 .  the effects of competition;

 .  the success of our risk management activities;

 . the availability (or lack thereof) of acquisition or combination opportunities;

 .  the impact of current and future laws and governmental regulations;

 . environmental liabilities that are not covered by an indemnity or insurance, and

 .  general economic, market or business conditions.

  If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those in the forward-looking statements. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

DISCLOSURE OF FOURTH QUARTER 2001 ESTIMATES

The following table reflects the Company's current estimates of certain results for the fourth quarter of 2001. These estimates are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and estimates can or will be met. Any number of factors could cause actual results to differ materially from those in the following table. The estimates set forth below are given as of the date hereof only based on information available as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company's filings with the Securities and Exchange Commission ("SEC"), which are incorporated by reference herein.

                       OPERATING AND FINANCIAL GUIDANCE

                                                                                                             Quarter Ended
                                                                                                           December 31, 2001
                                                                                                          -------------------

 ESTIMATED SALES VOLUMES
 Barrels of oil equivalent - MBOE                                                                                2,525-2,600
  MBOE PER DAY                                                                                                     27.4-28.3
 % Oil                                                                                                                    94%
 % Gas                                                                                                                     6%

 ESTIMATED OIL PRICE DIFFERENTIALS - $/BO
 Estimated Differentials to NYMEX Prices - pre hedge                                                           $5.75 - $6.00
 Estimated Hedging gain (loss)  based on: ($ in thousands)
 $20.00 NYMEX                                                                                                        $ 6,900
 $21.00 NYMEX                                                                                                        $ 5,900
 $22.00 NYMEX                                                                                                        $ 5,000
 $23.00 NYMEX                                                                                                        $ 4,000
 $24.00 NYMEX                                                                                                        $ 3,000
 $25.00 NYMEX                                                                                                        $ 2,100
 $26.00 NYMEX                                                                                                        $ 1,100
 $27.00 NYMEX                                                                                                        $   150
 $30.00 NYMEX                                                                                                        $(4,400)

 CRUDE OIL HEDGE POSITIONS - BARRELS PER DAY
 Collars -Floor $20.00; Cap   $27.00; Cap Limit   $30.00                                                               6,000
 Puts - Floor $20.00                                                                                                   6,000
 Swaps - Average price $27.15 per barrel                                                                              10,500
 Calls - Average price/bbl $35.74                                                                                      9,000

 OPERATING COSTS PER BOE
 Production expenses                                                                                           $7.25 - $7.50
 General and administrative                                                                                    $1.00 - $1.10
 DD&A - oil and gas                                                                                                    $2.64

 OTHER INCOME (EXPENSE) ($ IN THOUSANDS)
 Equity in earnings of Plains All American Pipeline, L.P. ("PAA")                                            $4,600 - $4,900
 DD&A - other                                                                                                           $500
 Interest expense                                                                                            $6,400 - $6,500

 BOOK TAX RATE
 Current                                                                                                                   5%
 Deferred                                                                                                                 35%

 WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING (IN THOUSANDS)
 Basic                                                                                                                23,500
 Diluted                                                                                                              25,500

 CAPITAL EXPENDITURES ($ IN THOUSANDS)                                                                     $24,000 - $26,000

 DISTRIBUTIONS FROM PLAINS ALL AMERICAN PIPELINE, L.P. ($ IN THOUSANDS)                                               $6,900


Notes:

1. Estimated Sales Volumes. Production estimates are based on historical operating performance and trends and the Company's 2001 capital budget and assume that market demand and prices for oil and gas will continue at levels that allow for profitable production of these products. Certain of the Company's operations in California that have interruptible electrical contracts have been adversely impacted by electrical service interruptions. The Company estimates that its oil and gas production for the first nine months of 2001 was adversely affected by approximately 60,000 BOE, as a result of such interruptions. Although under recent regulatory rulings the Company believes that its operations will only be affected if rolling blackouts occur and the Company has made operational changes to mitigate the effects of electrical interruptions, there can be no assurance that operations will not be adversely impacted in the future by the California power market.

    SEC Staff Accounting Bulletin 101 ("SAB 101") requires that revenue from crude oil production be recognized as the volumes are sold versus when produced. Due to the location of the Company's Florida properties and the transportation issues involved, reported sales volumes are impacted by the timing of the barges that transport the crude oil. The Florida crude is typically sold in shipments that range from 130,000 to 180,000 barrels.

2. Estimated Oil Price Differentials. The Company's realized wellhead crude oil price is lower than the NYMEX index level as a result of area and quality differentials. The Company has locked in a fixed price differential to NYMEX on approximately 65% of its estimated 2001 production volumes. Fourth quarter estimated differentials by area are: Onshore California - $4.70 per barrel, Offshore California - $6.90 per barrel, Florida - $14.60 per barrel, and Illinois - $1.00 per barrel and are based on current market conditions. The estimated hedging gain (loss) is calculated based on the NYMEX prices presented and the Company's current crude oil hedge positions.

3. Operating Costs per BOE. Production expenses (including production and ad valorem taxes) averaged $7.01 per BOE in 2000. The Company estimates that production expenses will average $7.25 - $7.50 per BOE during the fourth quarter of 2001, primarily due to increased electricity and fuel related expenses. Unit G&A costs exclude non cash compensation expense. DD&A per BOE is based on our year-end 2000 proved reserve volumes. This rate will be adjusted for the fourth quarter based on year-end 2001 proved reserve volumes.

4. Other Income (Expense). Equity in earnings of Plains All American Pipeline, L.P. (NYSE: PAA) is based on guidance provided by PAA in its November 7, 2001 earnings release conference call and an aggregate ownership interest of approximately 29%, consisting of (i) a 44% ownership stake in the general partner interest and incentive distribution rights, (ii) 45%, or approximately 4.5 million, of the subordinated units and (iii) 24%, or approximately 7.9 million of the common units. The Company's common ownership has been adjusted to reflect PAA's 4.5 million unit equity offering, which was announced in October 2001. The Company will recognize a noncash gain in the fourth quarter as a result of the PAA offering.

    Estimated interest expense consists of interest expense on our $275 million of subordinated notes, net of capitalized interest of approximately $0.9 million per quarter and estimates of amounts outstanding on our revolving credit facility. The Company incurs a non-use fee of 3/8ths of 1% per annum on its $225 million revolving credit facility.

5. Book Tax Rate. The Company's book tax rate is based on an adjusted Federal rate of 33% and an estimated combined foreign and state rate of 7%. The foreign tax is attributable to the Canadian operations of PAA. The Company's deferred and current tax rates are based on current estimates of taxable income and utilization of net operating loss carryforwards.

6. Equivalent weighted average shares outstanding. Estimated basic weighted average shares outstanding are based on approximately 24.3 million shares outstanding, net of treasury shares, as of September 30, 2001, as adjusted for treasury shares repurchased through October 31, 2001. During October, we repurchased approximately 1 million shares of our common stock. Estimated diluted shares are based on the estimated weighted average basic shares outstanding, plus shares issuable upon conversion of preferred stock and outstanding options and warrants utilizing the treasury stock method for the options and warrants assuming the Company's average common stock price for the third quarter of 2001.

7. Distributions from Plains All American Pipeline, L.P. The fourth quarter cash distribution is based on PAA's recently declared $.5125 per unit distribution. The amount presented reflects estimated cash payments to be received from PAA and has not been adjusted for cash taxes attributable to the Company's equity in earnings of PAA.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PLAINS RESOURCES INC.



Date:  November 8, 2001       /s/ Cynthia A. Feeback
                              ----------------------
                              Cynthia A. Feeback
                              Vice President- Accounting and Treasurer